Exhibit (d)(2)

Schedule A

(As of May 21, 2025)

Funds

Series	Annual Rate of Average Daily Net Assets	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date

Volatility Shares S&P High Volatility Index ETF	0.25%	September 29, 2022	September 29, 2022	September 29, 2022	September 30, 2025

1x Long VIX Futures K-1 Free ETF	0.84%	September 29, 2022	September 29, 2022	September 29, 2022	September 30, 2025

Volatility Premium Plus ETF	1.35%	September 29, 2022	September 29, 2022	September 29, 2022	September 30, 2025

2x Bitcoin Strategy ETF	1.85%	May 18, 2023	May 18, 2023	May 18, 2023	September 30, 2025

2x Ether ETF	1.15%	May 8, 2024	May 8, 2024	May 8, 2024	September 30, 2095

2x Corn ETF	1.85%	September 20, 2024	September 20, 2024	September 20, 2024	September 30, 2025

2x Wheat ETF	1.85%	September 20, 2024	September 20, 2024	September 20, 2024	September 30, 2025

One+One™ Nasdaq-100® and Bitcoin ETF	0.75%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2025

One+One™ S&P 500® and Bitcoin ETF	0.75%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2025

One+One™ S&P 500 and Nasdaq-100® ETF	0.59%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2025

One+One™ S&P 500 and Volatility Premium ETF	1.40%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2025

One+One™ Nasdaq-100® and Bitcoin ETF	0.75%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2025

One+One™ Nasdaq-100® and Ether ETF	0.75%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2025

One+One™ Bitcoin and Ether ETF	0.85%	December 2, 2024	December 2, 2024	December 2, 2024	December 2, 2025

Solana ETF	1.15%**	March 7, 2025	March 7, 2025	March 7, 2025	March 7, 2027

2x Solana ETF	1.85%	March 7, 2025	March 7, 2025	March 7, 2025	March 7, 2027

-1x Solana ETF	1.35%	March 7, 2025	March 7, 2025	March 7, 2025	March 7, 2027

XRP ETF	1.15%***	May 6, 2025	May15, 2025	May 15, 2025	May 6, 2027

2x XRP ETF	1.85%****	May 6, 2025	May15, 2025	May 15, 2025	May 6, 2027

* Volatility Shares will waive a portion of the management fee for the first year commencing on June 4, 2024, so that the management fee will be 0.94% of the net asset value of the Fund. After the one-year waiver period is over, the management fee will be 1.85%.

** Volatility Shares will waive a portion of the management fee until June 30, 2026, such that the management fee will be 0.95% of the net asset value of the Fund. After the waiver period is over, the management fee will be 1.15%.

*** Volatility Shares will waive a portion of the management fee until June 30, 2026, such that the management fee will be 0.94% of the net asset value of the Fund. After the waiver period is over, the management fee will be 1.15%

**** Volatility Shares will waive a portion of the management fee until June 30, 2026, such that the management fee will be 0.94% of the net asset value of the Fund. After the waiver period is over, the management fee will be 1.85%